Exhibit 99.1

Genworth Financial Announces Sale Of A Portion Of Its Interest In Genworth Mortgage Insurance Australia Limited

RICHMOND, Va., (May 11, 2015) — Genworth Financial, Inc. (NYSE: GNW) today announced that its wholly owned subsidiaries Brookfield Life Assurance Company Limited and Genworth Financial International Holdings, Inc. (as partners) (together, the “Vendor”) entered into an underwriting agreement for the sale of 92.3 million shares in Genworth Mortgage Insurance Australia Limited (“Genworth Australia”) at A$3.08 per share. The sale, which represents approximately 14.2% of Genworth Australia’s share capital, is being conducted via a fully underwritten sell down to equity market investors and will leave the Vendor with an approximate 52.0% stake in Genworth Australia on completion.

“The sale today represents an important step toward the execution of our strategic initiative to increase the financial flexibility and strength of Genworth. This transaction advances Genworth’s ability to support compliance with the Private Mortgage Insurer Eligibility Requirements and reduce debt levels,” said Tom McInerney, President and CEO.

Important notice

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities in the United States. The securities offered and sold by Genworth set out in this announcement have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state or other jurisdiction of the United States, and may not be offered or sold, directly or indirectly, in the United States except in compliance with the registration requirements of the Securities Act and any other applicable securities laws of any state or other jurisdiction of the United States or pursuant to an exemption from, or in a transaction not subject to, such registration requirements and any other applicable securities laws.

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a leading Fortune 500 insurance holding company committed to helping families become more financially secure, self-reliant and prepared for the future. To help families start “the talk” about their futures and long term care planning, Genworth recently completed a national #LetsTalk Tour to encourage conversations and information sharing. Genworth has leadership positions in mortgage insurance and long term care insurance and product offerings in life insurance and fixed annuities that assist consumers in solving their home ownership, insurance and retirement needs. Headquartered in Richmond, Virginia, Genworth traces its roots back to 1871 and became a public company in 2004. For more information, visit genworth.com.

From time to time, Genworth releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts and Really Simple Syndication (RSS) feeds regarding new postings. Enrollment information is found under the “Investors” section of genworth.com. From time to time, Genworth’s publicly traded subsidiaries, Genworth MI Canada Inc. and Genworth Mortgage Insurance Australia Limited, separately release financial and other information about their operations. This information can be found at http://genworth.ca and http://www.genworth.com.au.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors and risks, including the items identified under “Part I—Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission (SEC) on March 2, 2015 and as updated in Genworth’s Form 10-Q filed with the SEC on April 29, 2015.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact Information:

Investors & Media:	Amy Corbin, 804 662.2685
amy.corbin@genworth.com

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